Exhibit 10.10

GMR Buyer Corp.

Performance Stock Unit Award and Agreement

Under the Second Amended and Restated GMR Buyer Corp. 2015 Stock Incentive Plan

(Time Performance Vesting – Liquidity)

GMR Buyer Corp., a Delaware corporation (the “Company”), pursuant to the Second Amended and Restated GMR Buyer Corp. 2015 Stock Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to the Participant whose name is set forth on the signature page hereto an Award of Performance Stock Units as set forth below, subject to the terms and conditions of this Performance Stock Unit Award and Agreement (the “Performance Stock Unit Agreement”), the Plan and the Stockholders’ Agreement. The number of Performance Stock Units granted to the Participant pursuant to this Performance Stock Unit Agreement, and certain vesting terms applicable thereto, are as set forth on the signature page or Appendix A hereto. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan or Stockholders’ Agreement, as applicable.

1.              Settlement; Tax Withholding.

(a)                Within thirty (30) days following the occurrence of the Initial Vesting Event or any Subsequent Vesting Event, each as set forth in Appendix A hereof, Earned PSUs that vest as of the Initial Vesting Event or any Subsequent Vesting Event shall be settled; provided, that if the Initial Vesting Event is an IPO, the Earned PSUs that vest as of the IPO shall be settled on the earlier to occur of (x) the date that is six (6) months after the consummation of the IPO or (y) March 15th of the calendar year following the calendar year in which the IPO is consummated. “Settled” or “settlement” means (i) the Company issuing to the Participant one (1) share of Common Stock in respect of each vested Earned PSU and making a cash payment to the Participant equal to the Fair Market Value of any fractional vested Earned PSU, and (ii) with respect to the shares of Common Stock so issued, entering the Participant’s name as a stockholder of record on the books of the Company; provided, that following the consummation of an IPO, settlement may be made in the form of common stock of the underlying corporate entity experiencing the IPO. Settlement of vested Earned PSUs shall occur whether or not the Participant is employed by or providing services to the Company Group at the time of settlement, subject to Appendix A hereof.

(b)                When the Earned PSUs are vested and/or settled the total Fair Market Value of the aggregate number of shares of Common Stock issued to the Participant is treated as income subject to withholding by the Company for income and/or employment taxes. With respect to any income and/or employment taxes incurred in connection with the vesting and/or settlement of the Earned PSUs granted hereunder, the payment and/or remittance of such income and/or employment taxes shall be governed by Section 12(e) of the Plan.

(c)                The Company shall not be required to record the ownership by the Participant of shares of Common Stock issued upon settlement of vested Earned PSUs prior to the execution and delivery to the Company, to the extent not so previously executed and delivered, of the Stockholders’ Agreement.

2.              No Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any share of Common Stock issued in connection with the settlement of any Earned PSUs until the Participant shall have become the holder of record of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of any such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

3.              No Transfer. The Performance Stock Units are not transferable by the Participant except to permitted transferees in accordance with the Plan and subject to the terms of the Stockholders’ Agreement. Except as otherwise provided herein, no assignment or transfer of the Performance Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Performance Stock Units shall terminate and become of no further effect.

4.              No Right of Continued Employment or Service. This Performance Stock Unit Agreement does not confer upon the Participant any right to be retained in the employ or service of any member of the Company Group.

5.               Notices. Every notice or other communication relating to this Performance Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

6.              Binding Effect; Successors and Assigns; Participant. This Performance Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto. The Company may assign any of its rights under this Performance Stock Unit Agreement. This Performance Stock Unit Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Performance Stock Unit Agreement will be binding upon the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns. Whenever the word “Participant” is used in any provision of this Performance Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the Person or Persons to whom the Performance Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

7.              Governing Law. This Performance Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Performance Stock Unit Agreement or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance Stock Unit Agreement or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

8.               Performance Stock Units Subject to Plan and Stockholders’ Agreement. The Performance Stock Units, and the shares of Common Stock issued to the Participant upon settlement of Earned PSUs, shall be subject to all of the terms and provisions of the Plan and the Stockholders’ Agreement and all such terms and provisions are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms and provisions of the Stockholders’ Agreement and this Performance Stock Unit Agreement, the Stockholders’ Agreement shall govern and control. This Performance Stock Unit Agreement also remains subject to the terms of the Plan, and, in the event of any conflict between the terms and provisions of the Plan and this Performance Stock Unit Agreement, the Plan shall govern and control.

9.              Performance Stock Units Subject to Compensation Recoupment Policy. This Performance Stock Unit Agreement, Performance Stock Units and shares of Common Stock issued to the Participant upon settlement of Earned PSUs shall be subject to the Company’s (and its Subsidiaries’) Compensation Recoupment Policy.

10.            Section 409A. It is intended that the Performance Stock Units be exempt from Section 409A, and this Performance Stock Unit Agreement shall be interpreted accordingly. Neither the Company nor any of the Company’s employees, directors or representatives shall have any liability to the Participant with respect to this Section 10.

11.            Entire Agreement; Amendment; Waiver. The Plan and the Stockholders’ Agreement are incorporated herein by reference, and together with this Performance Stock Unit Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. Except as otherwise set forth in Section 11(b) of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Performance Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE STOCK UNIT AGREEMENT, THE PLAN AND THE STOCKHOLDERS’ AGREEMENT.

General Terms and Information

Grant Date:
EBITDAM Performance Period:	January 1, 2026 through December 31, 2026
Change in Control/IPO Performance Period:	January 1, 2024 through December 31, 2029
Target Number of Performance Stock Units Subject to this Award (the “Target Award”):
Maximum Number of Performance Stock Units Subject to this Award (the “Maximum Award”):	Two hundred percent (200%) of the Target Award

GMR Buyer Corp.	Participant[1]

By:
Title:

1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

[Signature Page of the Performance-Vesting Performance Stock Unit Agreement]

Appendix A

1.       Vesting Schedule. The Performance Stock Units granted under this Performance Stock Unit Agreement shall become vested and eligible for settlement, if at all, based upon the satisfaction of both (i) the liquidity event requirement as provided in Section I of this Appendix A (the “Liquidity Event Requirement”) and (ii) either (A) the EBITDAM performance metrics as provided in Section II of this Appendix A (the “EBITDAM Metric Requirement”) or (B) the equity value requirement as provided in Section III of this Appendix A (the “Equity Value Requirement”). The Committee (or its designee) shall make all determinations regarding the interpretation and application of the terms of this Appendix A, and such interpretations and determinations shall be final and binding on all parties.

I. Liquidity Event Requirement

1.       Liquidity Event Requirement. The Liquidity Event Requirement will be satisfied on the earliest to occur of (x) a Change in Control, or (y) the Company’s consummation of an initial public offering on an established national securities exchange (an “IPO”), in each case, on or prior to December 31, 2029 (either of the foregoing (x) and (y) being an “Initial Vesting Event”).

a.                   Liquidity Event Requirement Vesting. The Earned PSUs will vest in accordance with the schedule below in connection with the Initial Vesting Event.

i.            If the Participant remains in continued employment with or service to the Service Recipient on the date of the Initial Vesting Event, and (A) if the Initial Vesting Event is a Change in Control, then any Performance Stock Units granted under this Performance Stock Unit Agreement that became Earned PSUs (defined below) as determined under Sections II.3(b) and/or III, as applicable, of this Appendix A on or prior to the date of the Change in Control will become vested as of such Change in Control; or (B) if the Initial Vesting Event is an IPO (x) and such IPO occurs prior to the expiration of the EBITDAM Performance Period, then any Performance Stock Units granted under this Performance Stock Unit Agreement that did not become Earned PSUs as determined under Section II.3(b) of this Appendix A on or prior to the date of the IPO shall remain outstanding and subject to the EBITDAM Metric Requirement provided below following the IPO and shall become vested based on the achievement of the EBITDAM Metric Requirement (or the Equity Value Requirement) following the date of the IPO (each vesting date following the consummation of the IPO, a “Subsequent Vesting Event”), and (y) any Performance Stock Units granted under this Performance Stock Unit Agreement that became Earned PSUs as determined under Section II.3(b) of this Appendix A on or prior to the date of the IPO will have satisfied the Liquidity Event Requirement and become vested upon the IPO.

ii.           In the event of the Participant’s is Termination prior to the Initial Vesting Event, then, subject to Section IV.4 of this Appendix A, all Earned PSUs as of the date of the Participant’s Termination will become vested upon the Initial Vesting Event.

II. EBITDAM Metric Requirement

1.     Calculating the EBITDAM Metrics. As soon as practicable following the end of the EBITDAM Performance Period, the Committee (or its designee) shall calculate the aggregate EBITDAM (as determined by the Committee (or its designee) in good faith) of the Company Group for the EBITDAM Performance Period. The EBITDAM performance metrics to be used in determining the number of Performance Stock Units to be earned under this Performance Stock Unit Agreement, if any, shall consist of three (3) EBITDAM hurdles: (i) an EBITDAM equal to $800,000,000 (the “Threshold Hurdle”); (ii) an EBITDAM equal to $850,000,000 (the “Target Hurdle”); and (iii) an EBITDAM equal to $900,000,000 (the “Maximum Hurdle”, and such hurdles collectively, the “EBITDAM Hurdles”).

2.     Calculating the Earned PSUs. The achievement of each EBITDAM Hurdle has a corresponding number of Performance Stock Units that may become earned by the Participant, and therefore will have satisfied the EBITDAM Metric Requirement, as follows (the “Earned PSUs”):

EBITDAM Hurdle	Number of Earned PSUs
Less than the Threshold Hurdle	Zero
Threshold Hurdle
Target Hurdle
Maximum Hurdle

a.                   General Considerations. The following principles shall apply in connection with the application of the terms of this Section II: (i) if more than one EBITDAM Hurdle is achieved during the EBITDAM Performance Period, the number of Earned PSUs earned shall be equal to the corresponding number of Performance Stock Units provided in the “Earned PSUs” column above for the highest EBITDAM Hurdle so achieved; (ii) if actual EBITDAM performance is between the Threshold Hurdle and the Target Hurdle or between the Target Hurdle and the Maximum Hurdle, the number of Earned PSUs shall be determined using linear interpolation between such EBITDAM Hurdles (rounded to the nearest whole number); (iii) under no circumstances may the amount of Earned PSUs determined in this Section II and/or in Section III exceed the Maximum Award provided hereunder; and (iv) the Participant must continue to provide services to the Service Recipient through the end of the EBITDAM Performance Period to be eligible to receive any Earned PSUs based upon the achievement the EBITDAM Hurdle for any Measurement Period provided in this Section II.

3.    Certain Events Requiring the Final Determination of Earned PSUs Under the EBITDAM Metric Requirement.

a.                   Expiration of the EBITDAM Performance Period. If the EBITDAM Performance Period expires prior to the expiration of the Change in Control/IPO Performance Period, then, subject to the Participant’s continued employment or service to the Service Recipient at such time, upon the expiration of the EBITDAM Performance Period, the EBITDAM Metric Requirement shall be satisfied with respect to any Earned PSUs earned during the EBITDAM Performance Period, and any Performance Stock Units that have not become Earned PSUs will remain outstanding any may become Earned PSUs (if at all) in accordance with Section III of this Appendix A. For the avoidance of doubt, no Earned PSUs under this Section II shall become vested unless the Liquidity Event Requirement provided in Section I of this Appendix A is also satisfied.

b.                   Change in Control. If a Change in Control occurs prior to the expiration of the EBITDAM Performance Period, then (i) the “EBITDAM Performance Period” hereunder shall mean the twelve (12)-month period immediately preceding the closing of such Change in Control; (ii) for purposes of determining the number of Earned PSUs under Section II.2 of this Appendix A, (A) the Company Group’s EBITDAM shall be determined immediately prior to the closing of such Change in Control shall be the “Final EBITDAM”; and (B) subject to the Participant’s continued employment or service to the Service Recipient at such time, the Participant shall receive a number of Earned PSUs corresponding to the EBITDAM Hurdle achieved as a result of such Final EBITDAM; and (iii) the EBITDAM Metric Requirement shall be deemed satisfied with respect to those Performance Stock Units that become Earned PSUs in connection with such Change in Control. Any Performance Stock Units that are not Earned PSUs following the closing of such Change in Control and after the application of the Equity Value Requirement in Section III of this Appendix A shall be forfeited and cancelled without any consideration therefor.

III. Equity Value Requirement

1.       Calculating Earned PSUs based on Equity Value. In the event that a Change in Control or an IPO occurs during the Change in Control/IPO Performance Period, then, subject to the Participant’s continued employment or service to the Service Recipient at such time, a number of Performance Stock Units may become Earned PSUs based on the Equity Value (defined below) determined as of such Change in Control or IPO, and such Earned PSUs shall be deemed to satisfy the Equity Value Requirement. The number of Performance Stock Units that may become Earned PSUs under this Section III will be calculated as follows:

Equity Value	Number of Earned PSUs
Less than $7.2 billion	Zero
$7.2 billion
$7.65 billion
$8.1 billion

2.       Equity Value. “Equity Value” shall mean the aggregate value of the Company’s equity interests, calculated on a fully diluted based, based on (a) in the case of a Change in Control the amount received by the Company’s equityholders in respect of their equity interests in the Company in connection with such Change in Control, including any payments made in respect of the Plan and (b) in the case of an IPO, the price at which the Company’s equity interests are offered to the public in connection with such IPO. Notwithstanding anything to the contrary herein, in calculating Equity Value, the Committee shall use reasonable efforts to include the value of any earn out, hold back or any other deferred payments that are payable in connection with the consummation of a Change in Control. To the extent that consideration in such Change of Control consists of anything other than cash or cash equivalents, the value of such other consideration shall be determined by the Committee in good faith.

3.       General Considerations. The following principles shall apply in connection with the application of the terms of this Section III: (i) if a Change in Control occurs during the EBITDAM Performance Period, then Section II.3(b) of this Appendix A shall be applied before this Section III; (ii) the number of Earned PSUs determined under this Section III shall be reduced by the number of Earned PSUs determined under Section II of this Appendix A (including, for the avoidance of doubt, the application of Section II.3(b)), if any; (iii) if actual Equity Value performance is between $7.2 billion and $7.65 billion or between $7.65 billion and $8.1 billion, the number of Earned PSUs shall be determined using linear interpolation between such Equity Value hurdles (rounded to the nearest whole number); (iv) the determination of the Equity Value upon a Change in Control or an IPO shall be determined in good faith by the Committee; (v) under no circumstances may the amount of Earned PSUs determined in this Section III (after the application of Section II of this Appendix A) exceed the Maximum Award provided hereunder; and (vi) the Participant must continue to provide services to the Service Recipient on the date of a Change in Control or an IPO, as applicable, to be eligible to satisfy the Exit Equity Value Requirement with respect to any Performance Stock Units awarded under this Agreement.

4.       Expiration of the Change in Control/IPO Performance Period; Performance Stock Units that Do Not Become Earned PSUs. If a Change in Control or an IPO does not occur during the Change in Control/IPO Performance Period, then any Performance Stock Units that have not become Earned PSUs after the application of Section II of this Appendix A shall be cancelled and forfeited without any consideration upon the expiration of the Change in Control/IPO Performance Period. If a Change in Control occurs during the Change in Control/IPO Performance Period and, after the application of Section III.1 and Section II of this Appendix A, there are Performance Stock Units that have not become Earned PSUs, then such Performance Stock Units shall be cancelled and forfeited without any consideration. If an IPO occurs during the Change in Control/IPO Performance Period and, after the application of Section III.1 of this Appendix A, there are Performance Stock Units that have not become Earned PSUs, then such Performance Stock Units that have not become Earned PSUs as of the consummation of such IPO shall remain eligible to become Earned PSUs under Section II of this Appendix A. For the avoidance of doubt, no Earned PSUs determined under this Section III shall become vested unless the Liquidity Event Requirement provided in Section I of this Appendix A is also satisfied.

IV.   Treatment of the Award Under this Performance Stock Unit Agreement Upon a Termination of Employment or Services

1.       In the event of the Participant’s Termination prior to the expiration of the EBITDAM Performance Period for any reason, all Performance Stock Units granted under this Agreement shall be cancelled and forfeited without any consideration.

2.       In the event of the Participant’s Termination after the EDITDAM Performance Period, in each case other than for Cause, any Earned PSUs then held by the Participant shall be retained by the Participant, subject to forfeiture as provided in Section IV.4 below, and shall vest if the Liquidity Event Requirement is satisfied.

3.

4.       If in the event of the Participant’s Termination for Cause or the Participant materially breaches any restrictive covenant to which the Participant is a party with any member of the Company Group, all then outstanding Performance Stock Units (including any Earned PSUs) granted to the Participant under this Performance Stock Unit Agreement shall be cancelled without any consideration.

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